                                                                    EXHIBIT 4.6

                       NOTIFICATION AND CONTROL AGREEMENT

            THIS NOTIFICATION AND CONTROL AGREEMENT (the "Agreement") dated as of April 13, 1998 by and among Long Distance International Inc. (the "Pledgor") and The Bank of New York, a New York banking corporation, in its capacity as trustee (the "Trustee") and in its capacity as a bank (the "Bank") at which the Pledgor maintains the Pledge Account (as defined herein).

            A. The Pledgor has granted to the Trustee a security interest in certain U.S. Treasury securities and security entitlements related thereto (the "Pledged Securities") maintained by the Pledgor with the Bank and carried in an account in the name of "BNY, Trustee, LDI Collateral Pledge A/C" (the "Pledge Account") and all additions thereto and substitutions and proceeds thereof (collectively, the "Collateral"), pursuant to, and as more particularly described in, a Collateral Pledge and Security Agreement dated as of April 13, 1998 among the Pledgor and the Trustee (as the same may hereafter be amended, supplemented or otherwise modified from time to time, the "Pledge Agreement"; terms defined in the Pledge Agreement and not otherwise defined herein are used herein as therein defined).

            B. Terms defined in Articles 8 or 9 of the Uniform Commercial Code as in effect in the State of New York (the "UCC") are used in this Agreement (including, without limitation, paragraph A above) as defined in Articles 8 or 9, respectively, of the UCC.

            C. Pursuant to the Pledge Agreement, the Trustee has required the execution and delivery of this Agreement.

            NOW, THEREFORE, for valuable consideration and intending to be legally bound, the parties hereto agree and acknowledge as follows:

            1. Notice of Security Interest. The Pledgor and Trustee are entering into this Agreement to perfect, and confirm the first priority lien of, the Trustee's security interest in the Collateral. The Bank agrees to promptly make all necessary entries or notations in its books and records to reflect the Trustee's security interest in the Collateral and to apply any value distributed on account of any Pledged Securities as directed by the Trustee without further consent from the Pledgor. The Bank acknowledges that the Trustee has control over the Pledge Account and all Pledged Securities contained therein from time to time.

            2. Separate Pledge Account; Trustee Representations and Warranties.
(a) The Trustee hereby instructs the Bank, and the Bank hereby confirms and agrees that, unless the Trustee shall otherwise direct the Bank in writing, (i) the Pledge Account is to be maintained separately at all times and (ii) the Pledged Securities shall be carried only in the Pledge Account.

            (b) The Trustee hereby represents and warrants that it has acquired its security interest in, and security entitlement to, the Collateral for value and without notice of any adverse claim thereto. Without limiting the generality of the foregoing, the Collateral is not, to the Trustee's knowledge, subject to any Lien granted by the Trustee in favor of any securities intermediary (including, without limitation, the Bank or the Federal Reserve Bank of New
York) and the Trustee has not knowingly or purposefully caused or permitted the Collateral to become subject to any Lien created by or arising through the Bank.

            3. Control. The Bank hereby agrees, upon written direction from the Trustee and without further consent from the Pledgor, (a) to comply with all instructions, entitlement orders and directions of any kind originated by the Trustee concerning the Collateral, to liquidate or otherwise dispose of the Collateral as and to the extent directed by the Trustee and pay over to the Trustee all proceeds and other value therefrom or otherwise distributed with respect thereto without any set off or deduction, and (b) except as otherwise directed by the Trustee, not to comply with the instructions or directions of the Pledgor or any other person.

            4. Other Agreements; Termination; Successor Trustees. The Bank shall simultaneously send to the Trustee copies of all notices given and statements rendered pursuant to the Pledge Account. So long as the Pledge Agreement remains in effect, neither the Pledgor nor the Bank shall terminate the Pledge Account without thirty (30) days' prior written notice to the other party and the Trustee. In the event of any conflict between the provisions of this Agreement and any other agreement governing the Pledge Account, the provisions hereof shall control. In the event the Trustee no longer serves as Trustee for the Collateral, the Pledge Account and Pledged Securities carried therein shall be transferred to a successor trustee satisfactory to the Trustee, provided that prior to such transfer, such successor trustee executes an agreement that is in all material respects the same as this Agreement or is otherwise in form and substance satisfactory to the Trustee.

            5. Indemnity. The Pledgor shall indemnify and hold the Trustee and the Bank harmless from any and all losses, claims, damages, liabilities, expenses and fees, including reasonable counsel fees, resulting from the execution of or performance under this Agreement and delivery by the Trustee of all or any part of the Collateral to the Bank pursuant to this Agreement, except claims, losses or liabilities resulting from the Trustee's or the Bank's gross negligence, bad faith or willful misconduct as determined by a final judgment of a court of competent jurisdiction. This indemnification shall survive the termination of this Agreement.

            6. Protection of Bank. Except as required by Paragraph 3 hereof, the Bank shall have no duty to determine that the amount and form of assets constituting Collateral comply with any applicable requirements. The Bank may rely and shall be protected in acting upon any notice, instruction, or other communication which it reasonably believes to be genuine and authorized.

            7. Termination/Release of Collateral. This Agreement shall terminate automatically upon receipt by the Bank of written notice executed by two officers of the Trustee holding titles of Vice President or higher that (a) all of the obligations secured by the Collateral have been satisfied, or (b) all of the Collateral has been released, whichever is sooner, and the Bank shall thereafter be relieved of all duties and obligations hereunder.

            8. Waiver and Subordination of Rights. The Bank hereby waives its right to set off any obligations of the Pledgor to the Bank against any or all assets held by the Trustee as Collateral, and hereby agrees that any and all liens, encumbrances, claims or security interests which the Bank may have against the Collateral, either now or in the future are and shall be subordinate and junior to the prior payment in full of all obligations of the Pledgor now or hereafter existing under the Indenture, Notes and all other documents related thereto whether for principal, interest (including, without limitation, interest, as provided in the Notes, whether or not such interest accrues after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), indemnities, fees, premiums, expenses or otherwise. The Bank will not agree with any third party that the Bank will comply with any instructions or directions of any kind concerning the Collateral originated by such third party without the prior written consent of the Trustee. Except for the claims and interests of the Trustee and the Pledgor in the Collateral, the Bank does not know of any claim to or security interest or other interest in the Collateral.

            9. Expenses. The Pledgor shall pay upon demand all fees, costs and expenses (including reasonable fees and expenses of counsel) of enforcing the Bank's rights and remedies upon any breach (by the Trustee or the Pledgor) of any of the provisions of this Agreement.

            10. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt if delivered personally, or if sent by facsimile transmission with confirmation of delivery, or by nationally recognized overnight courier service, to the Pledgor's and the Trustee's addresses as set forth in the Pledge Agreement, and to the Bank's address as set forth below, or to such other address as any party may give to the others in writing for such purpose.

            11. Changes in Writing. No modification, amendment or waiver of any provision of this Agreement nor consent to any departure by any party therefrom will be effective unless made in writing signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

            12. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

            13. Counterparts. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts (including by facsimile transmission), but all such copies shall constitute one and the same instrument.

            14. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

            15. Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by the Trustee and will be deemed to be made in the State of New York. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each of the parties hereby irrevocably submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction and venue of the courts of the State of New York, the courts of the United States of America in New York, and appellate courts from any thereof.

            16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS

AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. EACH PARTY HERETO ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    PLEDGOR:

                                    LONG DISTANCE INTERNATIONAL INC.


                                    By:
                                       --------------------------------

                                    Name:
                                         ------------------------------

                                    Title:
                                          -----------------------------

                                    Trustee:

                                    THE BANK OF NEW YORK, as Trustee


                                    By:
                                       --------------------------------

                                    Name:
                                         ------------------------------

                                    Title:
                                          -----------------------------

                                    Trustee:

Bank's Address for                  Bank:
Notices:
                                    THE BANK OF NEW YORK

101 Barclay Street                  By:
21 West                                --------------------------------
New York, NY 10286
                                    Name:
                                         ------------------------------

                                    Title:
                                          -----------------------------

Attention: Jason Gregory,
           Corporate Trust Administration

Facsimile Number: (212) 815-5915

                                     ANNEX 1

                               Pledged Securities

--------------------------------------------------------------------------------
Security         CUSIP No.        Coupon (%)      Maturity         Amount
--------         ---------        ----------      --------         ------
--------------------------------------------------------------------------------
United States    9127945A8        0               10/15/98         10,856,000
Treasury
--------------------------------------------------------------------------------
United States    912827E81        7               04/15/99         11,830,000
Treasury
--------------------------------------------------------------------------------
United States    912827H21        6               10/15/99         12,245,000
Treasury
--------------------------------------------------------------------------------
United States    912827K43        5.5             04/15/00         12,612,000
Treasury
--------------------------------------------------------------------------------
United States    912827V41        6.125           09/30/00         12,958,000
Treasury
--------------------------------------------------------------------------------
United States
Treasury         912827X49        6.375           03/31/01         13,356,000
--------------------------------------------------------------------------------